Exhibit 99.1

Teva Reports Second Quarter 2019 Financial Results

  Revenues of $4.3 billion
  GAAP diluted loss per share of $0.63
  Non-GAAP diluted EPS of $0.60
  Spend base reduction of $2.7 billion since initiation of the restructuring plan in 2018; on-track to achieve $3.0 billion by the end of 2019
  Full year 2019 revenues and EPS guidance reaffirmed

JERUSALEM--(BUSINESS WIRE)--August 7, 2019--Teva Pharmaceutical Industries Ltd. (NYSE: TEVA, TASE: TEVA) today reported results for the quarter ended June 30, 2019.

Mr. Kåre Schultz, Teva’s President and CEO, said, “During the second quarter, portfolio optimization and new launches stabilized our North American generics business, COPAXONE® performed above expectations and AUSTEDO® achieved a very strong growth rate. We continue to focus our efforts on growth for AJOVY® in the US and are excited by the early momentum of the product’s recent launches in the EU.”

Mr. Schultz continued: “We are on track to achieve the targets of our two year restructuring plan and based on our good results for the first half of the year we are reaffirming our full year guidance.”

Second Quarter 2019 Consolidated Results

Revenues in the second quarter of 2019 were $4,337 million, a decrease of 8%, or 5% in local currency terms, compared to the second quarter of 2018, mainly due to generic competition to COPAXONE®, as well as declines in revenues from TREANDA®/BENDEKA®, certain other specialty products in the U.S., our Europe segment and Japan, partially offset by higher revenues from AUSTEDO®, AJOVY® and QVAR® in the United States.

Exchange rate differences between the second quarter of 2019 and the second quarter of 2018 negatively impacted our revenues and GAAP operating income by $125 million and $41 million, respectively. Our non-GAAP operating income was negatively impacted by $47 million.

GAAP gross profit was $1,893 million in the second quarter of 2019, a decrease of 7% compared to the second quarter of 2018. GAAP gross profit margin was 43.7% in the second quarter of 2019, compared to 43.2% in the second quarter of 2018. Non-GAAP gross profit was $2,188 million in the second quarter of 2019, a decline of 6% compared to the second quarter of 2018. Non-GAAP gross profit margin was 50.5% in the second quarter of 2019, compared to 49.7% in the second quarter of 2018. The increase in gross profit as a percentage of revenues was mainly due to higher profitability in Europe, partially offset by lower profitability in North America, resulting mainly from a decline in COPAXONE revenues due to generic competition.

GAAP Research and Development (R&D) expenses in the second quarter of 2019 were $276 million, a decrease of 5% compared to the second quarter of 2018. Non-GAAP R&D expenses were $271 million, or 6.2% of quarterly revenues in the second quarter of 2019, compared to $281 million, or 6.0%, in the second quarter of 2018. The decrease in R&D expenses resulted primarily from pipeline optimization and related headcount reductions.

GAAP Selling and Marketing (S&M) expenses in the second quarter of 2019 were $666 million, a decrease of 2% compared to the second quarter of 2018. Non-GAAP S&M expenses were $621 million, or 14.3% of quarterly revenues, in the second quarter of 2019, compared to $634 million, or 13.5%, in the second quarter of 2018. The decrease was mainly due to cost reduction and efficiency measures as part of the restructuring plan.

GAAP General and Administrative (G&A) expenses in the second quarter of 2019 were $296 million, a decrease of 6% compared to the second quarter of 2018. Non-GAAP G&A expenses were $286 million, or 6.6% of quarterly revenues, in the second quarter of 2019, compared to $292 million, or 6.2%, in the second quarter of 2018. The decrease was mainly due to cost reduction and efficiency measures as part of the restructuring plan.

GAAP other income in the second quarter of 2019 was $9 million, compared to $96 million in the second quarter of 2018. We did not have Non-GAAP other income in the second quarter of 2019, compared to $106 million in the second quarter of 2018. Other income in the second quarter of 2018 was primarily the result of legal recovery of lost profits, where U.S. patent infringement litigation had previously prevented a product’s sales.

GAAP operating loss in the second quarter of 2019 was $644 million, compared to $14 million in the second quarter of 2018. Non-GAAP operating income in the second quarter of 2019 was $1,011 million, a decrease of 18% compared to $1,238 million in the second quarter of 2018. The decrease in non-GAAP operating income was mainly due to lower profits in North America resulting mainly from a decline in COPAXONE revenues due to generic competition, lower revenues of certain other specialty products in North America and the lack of other income, partially offset by cost reductions and efficiency measures as part of the restructuring plan and higher revenues of AUSTEDO.

EBITDA (non-GAAP operating income, which excludes amortization and certain other items, as well as depreciation expenses) was $1,144 million in the second quarter of 2019, a decrease of 18% compared to $1,387 million in the second quarter of 2018.

GAAP financial expenses were $206 million in the second quarter of 2019, compared to $236 million in the second quarter of 2018.

Non-GAAP financial expenses were $198 million in the second quarter of 2019, compared to $238 million in the second quarter of 2018. The decrease in non-GAAP financial expenses was mainly due to gains on our hedging and derivatives activities, lower interest expenses resulting from debt prepayments during the period, as well as increased financial income derived from higher average cash balances.

In the second quarter of 2019, we recognized a tax benefit of $179 million, or 21%, on pre-tax loss of $850 million. In the second quarter of 2018, we recognized a tax benefit of $76 million, or 30%, on pre-tax loss of $250 million. Our tax rate for the second quarter of 2019 was mainly affected by impairments, amortization and interest disallowance as a result of the U.S. Tax Cuts and Jobs Act. Non-GAAP income taxes for the second quarter of 2019 were $134 million, or 16%, on pre-tax non-GAAP income of $812 million. Non-GAAP income taxes in the second quarter of 2018 were $127 million, or 13%, on pre-tax non-GAAP income of $1,000 million. Our non-GAAP tax rate for the second quarter of 2019 was mainly affected by the mix of products sold in different geographies and the enactment of the U.S. Tax Cuts and Jobs Act.

Net loss attributable to ordinary shareholders was $689 million in the second quarter of 2019, compared to net loss of $241 million in the second quarter of 2018. Non-GAAP net income attributable to ordinary shareholders and non-GAAP diluted EPS in the second quarter of 2019 were $653 million and $0.60, respectively, compared to $794 million and $0.78 in the second quarter of 2018.

The weighted average diluted outstanding shares used for the fully diluted share calculation on a GAAP basis for the three months ended June 30, 2019 and 2018 were 1,092 million and 1,018 million shares, respectively. The weighted average outstanding shares for the fully diluted EPS calculation on a non-GAAP basis for the three months ended June 30, 2019 and 2018 were 1,093 million, and 1,021 million, respectively. The increase was mainly due to the conversion of the mandatory convertible preferred shares to ordinary shares on December 17, 2018.

As of June 30, 2019 and 2018, the fully diluted share count for purposes of calculating our market capitalization was approximately 1,107 million and 1,109 million, respectively.

Non-GAAP information: Net non-GAAP adjustments in the second quarter of 2019 were $1,342 million. Non-GAAP net income and non-GAAP EPS for the second quarter of 2019 were adjusted to exclude the following items:

  Legal settlements and loss contingencies of $646 million, mainly related to the $85 million settlement paid in the litigation brought by the Oklahoma Attorney General and an estimated provision made for certain other opioid cases;
  Impairment of long-lived assets of $609 million, comprised mainly of impairment of intangible assets of product rights and IPR&D assets related to the Actavis Generics acquisition;
  Amortization of purchased intangible assets amounting to $285 million, of which $249 million is included in cost of goods sold and the remaining $35 million in S&M expenses;
  Restructuring expenses of $47 million;
  Equity compensation expenses of $35 million;
  Contingent consideration expenses of $24 million;
  Minority income of $8 million;
  Other non-GAAP items expenses of $17 million; and
  Income tax of $312 million.

Teva believes that excluding such items facilitates investors' understanding of its business. See the attached tables for a reconciliation of the GAAP results to the adjusted non-GAAP figures. Investors should consider non-GAAP financial measures in addition to, and not as replacement for, or superior to, measures of financial performance prepared in accordance with GAAP.

Cash flow used in operating activities during the second quarter of 2019 was $227 million, compared to cash flow generated from operating activities of $162 million in the second quarter of 2018.

Free cash flow (cash flow generated from operations net of cash received for capital investments and beneficial interest collected in exchange for securitized trade receivables) was $168 million in the second quarter of 2019, compared to $559 million in the second quarter of 2018. The decrease in cash flow in the second quarter of 2019 was mainly due to lower revenues, timing of certain customer payments and credits and payments of U.S. customer rebates paid this quarter, primarily related to managed care and Medicaid.

As of June 30, 2019, our debt was $28,726 million, compared to $28,624 million as of March 31, 2019. The increase was mainly due to exchange rates fluctuations.

During the first quarter of 2019, we repurchased and canceled approximately $126 million principal amount of our $1,700 million 1.7% senior notes due July 2019.

During the second quarter of 2019, we repurchased and canceled approximately $18 million principal amount of our $1,574 million 1.7% senior notes due July 2019.

In July 2019, we repaid at maturity our $1,556 million 1.7% senior notes.

In April 2019, the Company entered into a $2.3 billion unsecured syndicated revolving credit facility (“RCF”), which replaced the previous $3 billion RCF. The RCF can be used for general corporate purposes, including repaying existing debt. As of June 30, 2019, no amounts were outstanding under the RCF. As of the date of this press release, $500 million was outstanding under the RCF.

The portion of total debt classified as short-term as of June 30, 2019 was 10%, similar to March 31, 2019.

Segment Results for the Second Quarter 2019

North America Segment

Our North America segment includes the United States and Canada.

The following table presents revenues, expenses and profit for our North America segment for the three months ended June 30, 2019 and 2018:

	Three months ended June 30,
	2019		2018
	(U.S. $ in millions / % of Segment Revenues)
Revenues	2,071	100%	2,263	100.0%
Gross profit	1,067	51.5%	1,179	52.1%
R&D expenses	175	8.5%	182	8.0%
S&M expenses	269	13.0%	272	12.0%
G&A expenses	117	5.6%	103	4.6%
Other income	2	§	(100)	(4.4%)
Segment profit*	504	24.3%	722	31.9%

* Segment profit does not include amortization and certain other items.
§ Represents an amount less than 0.5%.

Revenues from our North America segment in the second quarter of 2019 were $2,071 million, a decrease of $192 million, or 8%, compared to the second quarter of 2018, mainly due to a decline in revenues of COPAXONE, TREANDA/BENDEKA and certain other specialty products, partially offset by higher revenues from our Anda business, QVAR, AUSTEDO and AJOVY. Revenues in the United States, our largest market, were $1,927 million in the second quarter of 2019, a decrease of $203 million, or 10%, compared to the second quarter of 2018.

Revenues by Major Products and Activities

The following table presents revenues for our North America segment by major products and activities for the three months ended June 30, 2019 and 2018:

	Three months ended June 30,		Percentage Change
	2019	2018	2019-2018
	(U.S. $ in millions)

Generic products	$946	$947	§
COPAXONE	274	464	(41%)
TREANDA/BENDEKA	115	160	(28%)
ProAir*	65	115	(44%)
QVAR	60	30	103%
AJOVY	23	-	NA
AUSTEDO	96	44	117%
Anda	351	320	10%
Other	141	183	(23%)
Total	$2,071	$2,263	(8%)
* Does not include sales of ProAir authorized generic, which are included under generics
§ Represents an amount less than 0.5%.

Generic products revenues in our North America segment in the second quarter of 2019 were $946 million flat compared to the second quarter of 2018, mainly due to new generic product launches, offset by market dynamics, including product mix and price erosion in our U.S. generics business.

In the second quarter of 2019, we led the U.S. generics market in total prescriptions and new prescriptions, with approximately 404 million total prescriptions (based on trailing twelve months), representing 11% of total U.S. generic prescriptions according to IQVIA data.

COPAXONE revenues in our North America segment in the second quarter of 2019 decreased by 41% to $274 million, compared to the second quarter of 2018, mainly due to generic competition in the United States.

COPAXONE revenues in the United States were $260 million in the second quarter of 2019.

BENDEKA and TREANDA combined revenues in our North America segment in the second quarter of 2019 decreased by 28% to $115 million, compared to the second quarter of 2018, mainly due to lower volumes and lower pricing, resulting partly from the June 2018 launch of a ready-to-dilute bendamustine hydrochloride by Eagle Pharmaceuticals, Inc.

ProAir revenues in our North America segment in the second quarter of 2019 decreased by 44% to $65 million, compared to the second quarter of 2018, mainly due to lower volumes as well as lower net pricing. In January 2019, we launched our own ProAir authorized generic in the United States following the launch of a generic version of Ventolin® HFA, another albuterol inhaler. Revenues from our ProAir HFA authorized generic are included in “generic products” above.

QVAR revenues in our North America segment in the second quarter of 2019 increased by 103% to $60 million, compared to the second quarter of 2018, which was a transition period due to the launch of QVAR RediHaler™.

AJOVY revenues in our North America segment in the second quarter of 2019 were $23 million. AJOVY was approved by the FDA and launched in the United States in September 2018 for the preventive treatment of migraine in adults.

AUSTEDO revenues in our North America segment in the second quarter of 2019 increased by 117%, to $96 million, compared to $44 million in the second quarter of 2018.

Anda revenues in our North America segment increased by 10% to $351 million in the second quarter of 2019, compared to the second quarter of 2018 mainly due to higher volumes.

North America Gross Profit

Gross profit from our North America segment in the second quarter of 2019 was $1,067 million, a decrease of 9%, compared to $1,179 million in the second quarter of 2018. The decrease was mainly due to lower revenues from COPAXONE, as well as a decline in sales of certain other specialty products, partially offset by increases in sales of AUSTEDO, QVAR and AJOVY. Gross profit margin for our North America segment in the second quarter of 2019 decreased to 51.5%, compared to 52.1% in the second quarter of 2018. The decrease was mainly due to lower revenues from COPAXONE and certain other specialty products, partially offset by improved gross profit margin of generic products.

North America Profit

Profit of our North America segment consists of gross profit less R&D expenses, S&M expenses, G&A expenses and any other income related to this segment. Segment profit does not include amortization and certain other items.

Profit from our North America segment in the second quarter of 2019 was $504 million, a decrease of 30%, compared to $722 million in the second quarter of 2018. The decrease was mainly due to lower revenues from COPAXONE, as well as a decline in sales of certain other specialty products and non-recurrence of other income, partially offset by increases in sales of AUSTEDO and QVAR, as well as cost reductions and efficiency measures as part of the restructuring plan.

Europe Segment

Our Europe segment includes the European Union and certain other European countries.

The following table presents revenues, expenses and profit for our Europe segment for the three months ended June 30, 2019 and 2018:

	Three months ended June 30,
	2019		2018
	(U.S. $ in millions / % of Segment Revenues)
Revenues	1,183	100%	1,328	100%
Gross profit	674	56.9%	727	54.7%
R&D expenses	70	5.9%	73	5.5%
S&M expenses	216	18.3%	233	17.5%
G&A expenses	70	5.9%	78	5.9%
Other income	1	§	(3)	§
Segment profit*	316	26.7%	346	26.1%
___________
* Segment profit does not include amortization and certain other items.
§ Represents an amount less than 0.5%.

Revenues from our Europe segment in the second quarter of 2019 were $1,183 million, a decrease of 11% or $145 million, compared to the second quarter of 2018. In local currency terms, revenues decreased by 5%, mainly due to a decline in COPAXONE revenues due to the entry of competing glatiramer acetate products and the termination of the PGT joint venture, partially offset by new generic product launches.

Revenues by Major Products and Activities

The following table presents revenues for our Europe segment by major products and activities for the three months ended June 30, 2019 and 2018:

	Three months ended June 30,		Percentage Change
	2019	2018	2018-2019
	(U.S. $ in millions)
Generic products	$844	$907	(7%)
COPAXONE	107	140	(24%)
Respiratory products	89	106	(16%)
Other	143	175	(18%)
Total	$1,183	$1,328	(11%)

Generic products revenues in our Europe segment in the second quarter of 2019, including OTC products, decreased by 7% to $844 million, compared to the second quarter of 2018. In local currency terms, revenues decreased by 1% compared to the second quarter of 2018, mainly due to the loss of revenues from the termination of the PGT joint venture and volume decline due to specific market conditions in various European Union countries, partially offset by new generic product launches.

COPAXONE revenues in our Europe segment in the second quarter of 2019 decreased by 24% to $107 million, compared to the second quarter of 2018. In local currency terms, revenues decreased by 19%, mainly due to price reductions resulting from the entry of competing glatiramer acetate products.

Respiratory products revenues in our Europe segment in the second quarter of 2019 decreased by 16% to $89 million, compared to the second quarter of 2018. In local currency terms, revenues decreased by 11%, mainly due to lower sales in the United Kingdom.

Europe Gross Profit

Gross profit from our Europe segment in the second quarter of 2019 was $674 million, a decrease of 7% compared to $727 million in the second quarter of 2018. The decrease was mainly due to a decline in COPAXONE revenues, and the impact of currency fluctuations, partially offset by new generic product launches.

Gross profit margin for our Europe segment in the second quarter of 2019 increased to 56.9%, compared to 54.7% in the second quarter of 2018. The increase was mainly due to lower cost of goods sold related to the termination of the PGT joint venture and network optimization.

Europe Profit

Profit of our Europe segment consists of gross profit less R&D expenses, S&M expenses, G&A expenses and any other income related to this segment. Segment profit does not include amortization and certain other items.

Profit from our Europe segment in the second quarter of 2019 was $316 million, a decrease of 9% compared to $346 million in the second quarter of 2018. The decrease was mainly due to lower revenues and the impact of currency fluctuations, partially offset by impact of cost reductions and efficiency measures as part of the restructuring plan.

International Markets Segment

Our International Markets segment includes all countries other than those in our North America and Europe segments. The key markets in this segment are Israel, Japan and Russia.

The following table presents revenues, expenses and profit for our International Markets segment for the three months ended June 30, 2019 and 2018:

	Three months ended June 30,
	2019		2018
	(U.S. $ in millions / % of Segment Revenues)
Revenues	741	100%	789	100%
Gross profit	312	42.1%	328	41.5%
R&D expenses	24	3.2%	25	3.2%
S&M expenses	119	16.1%	130	16.4%
G&A expenses	34	4.7%	37	4.7%
Other income	(1)	§	(3)	§
Segment profit*	136	18.3%	139	17.6%
__________
* Segment profit does not include amortization and certain other items.
§ Represents an amount less than 0.5%.

Revenues from our International Markets segment in the second quarter of 2019 were $741 million, a decrease of $48 million, or 6%, compared to the second quarter of 2018. In local currency terms, revenues decreased 2% compared to the second quarter of 2018, mainly due to lower sales in Japan, partially offset by higher sales in Russia.

Revenues by Major Products and Activities

The following table presents revenues for our International Markets segment by major products and activities for the three months ended June 30, 2019 and 2018:

	Three months ended June 30,		Percentage Change
	2019	2018	2018-2019
	(U.S. $ in millions)

Generic products	$489	$537	(9%)
COPAXONE	13	22	(40%)
Distribution	164	154	6%
Other	75	76	(1%)
Total	$741	$789	(6%)

Generic products revenues in our International Markets segment in the second quarter of 2019, which include OTC products, decreased by 9% to $489 million, compared to the second quarter of 2018. In local currency terms, revenues decreased by 4%, mainly due to lower sales in Japan resulting from generic competition to off-patented products, partially offset by higher sales in Russia.

COPAXONE revenues in our International Markets segment in the second quarter of 2019 decreased by 40% to $13 million, compared to the second quarter of 2018. In local currency terms, revenues decreased by 28%.

Distribution revenues in our International Markets segment in the second quarter of 2019 increased by 6% to $164 million, compared to the second quarter of 2018. In local currency terms, revenues increased by 7%.

International Markets Gross Profit

Gross profit from our International Markets segment in the second quarter of 2019 was $312 million, a decrease of 5% compared to $328 million in the second quarter of 2018.

Gross profit margin for our International Markets segment in the second quarter of 2019 increased to 42.1%, compared to 41.5% in the second quarter of 2018. The increase was mainly due to lower cost of goods and portfolio optimization, mainly in Russia and Israel.

International Markets Profit

Profit of our International Markets segment consists of gross profit less R&D expenses, S&M expenses, G&A expenses and any other income related to this segment. Segment profit does not include amortization and certain other items.

Profit from our International Markets segment in the second quarter of 2019 was $136 million, a decrease of 2% compared to $139 million in the second quarter of 2018. The decrease was mainly due to lower sales in Japan resulting from generic competition to off-patent products, partially offset by higher sales in Russia and cost reductions and efficiency measures as part of the restructuring plan.

Other Activities

We have other sources of revenues, primarily the sale of APIs to third parties, certain contract manufacturing services and an out-licensing platform offering a portfolio of products to other pharmaceutical companies through our affiliate Medis. Our other activities are not included in our North America, Europe or International Markets segments described above.

Our revenues from other activities in the second quarter of 2019 were $342 million, an increase of 6% compared to the second quarter of 2018. In local currency terms, revenues increased by 10%, mainly due to higher revenues from API sales to third parties.

API sales to third parties in the second quarter of 2019 were $204 million, an increase of 10%, in both U.S. dollar and local currency terms, compared to the second quarter of 2018.

Conference Call

Teva will host a conference call and live webcast along with a slide presentation on Wednesday, August 7, 2019 at 8:00 a.m. ET to discuss its second quarter 2019 results and overall business environment. A question & answer session will follow.

United States	1 (866) 966-1396
International	+44 (0) 2071 928000
Israel	1 (809) 203-624

For a list of other international toll-free numbers, click here.

Passcode: 8260368

A live webcast of the call will also be available on Teva's website at: ir.tevapharm.com. Please log in at least 10 minutes prior to the conference call in order to download the applicable software.

Following the conclusion of the call, a replay of the webcast will be available within 24 hours on the Company's website. The replay can also be accessed until August 30, 2019, 9:00 a.m. ET by calling United States 1 (866) 331-1332 or International +44 (0) 3333009785; passcode: 8260368.

About Teva

Teva Pharmaceutical Industries Ltd. (NYSE and TASE: TEVA) has been developing and producing medicines to improve people’s lives for more than a century. We are a global leader in generic and specialty medicines with a portfolio consisting of over 35,000 products in nearly every therapeutic area. Around 200 million people around the world take a Teva medicine every day, and are served by one of the largest and most complex supply chains in the pharmaceutical industry. Along with our established presence in generics, we have significant innovative research and operations supporting our growing portfolio of specialty and biopharmaceutical products. Learn more at http://www.tevapharm.com.

Some amounts in this press release may not add up due to rounding. All percentages have been calculated using unrounded amounts.

Non-GAAP Financial Measures

This press release contains certain financial information that differs from what is reported under accounting principles generally accepted in the United States ("GAAP"). These non-GAAP financial measures, including, but not limited to, non-GAAP EPS, non-GAAP operating income, non-GAAP gross profit, non-GAAP gross profit margin, EBITDA, non-GAAP financial expenses, non-GAAP income taxes, non-GAAP net income and non-GAAP diluted EPS are presented in order to facilitates investors' understanding of our business. We utilize certain non-GAAP financial measures to evaluate performance, in conjunction with other performance metrics. The following are examples of how we utilize the non-GAAP measures: our management and board of directors use the non-GAAP measures to evaluate our operational performance, to compare against work plans and budgets, and ultimately to evaluate the performance of management; our annual budgets are prepared on a non-GAAP basis; and senior management’s annual compensation is derived, in part, using these non-GAAP measures. See the attached tables for a reconciliation of the GAAP results to the adjusted non-GAAP figures. Investors should consider non-GAAP financial measures in addition to, and not as replacements for, or superior to, measures of financial performance prepared in accordance with GAAP. We are not providing forward looking guidance for GAAP reported financial measures or a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measure because we are unable to predict with reasonable certainty the ultimate outcome of certain significant items without unreasonable effort.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current beliefs and expectations and are subject to substantial risks and uncertainties, both known and unknown, that could cause our future results, performance or achievements to differ significantly from that expressed or implied by such forward-looking statements. Important factors that could cause or contribute to such differences include risks relating to:

  our ability to successfully compete in the marketplace, including: that we are substantially dependent on our generic products; competition for our specialty products, especially COPAXONE®, our leading medicine, which faces competition from existing and potential additional generic versions and orally-administered alternatives; the uncertainty of commercial success of AJOVY® or AUSTEDO®; competition from companies with greater resources and capabilities; efforts of pharmaceutical companies to limit the use of generics, including through legislation and regulations; consolidation of our customer base and commercial alliances among our customers; the increase in the number of competitors targeting generic opportunities and seeking U.S. market exclusivity for generic versions of significant products; price erosion relating to our products, both from competing products and increased regulation; delays in launches of new products and our ability to achieve expected results from investments in our product pipeline; our ability to take advantage of high-value opportunities; the difficulty and expense of obtaining licenses to proprietary technologies; and the effectiveness of our patents and other measures to protect our intellectual property rights;
  our substantial indebtedness, which may limit our ability to incur additional indebtedness, engage in additional transactions or make new investments, may result in a further downgrade of our credit ratings; and our inability to raise debt or borrow funds in amounts or on terms that are favorable to us;
  our business and operations in general, including: failure to effectively execute our restructuring plan announced in December 2017; uncertainties related to, and failure to achieve, the potential benefits and success of our senior management team and organizational structure; harm to our pipeline of future products due to the ongoing review of our R&D programs; our ability to develop and commercialize additional pharmaceutical products; potential additional adverse consequences following our resolution with the U.S. government of our FCPA investigation; compliance with sanctions and other trade control laws; manufacturing or quality control problems, which may damage our reputation for quality production and require costly remediation; interruptions in our supply chain; disruptions of our or third party information technology systems or breaches of our data security; the failure to recruit or retain key personnel; variations in intellectual property laws that may adversely affect our ability to manufacture our products; challenges associated with conducting business globally, including adverse effects of political or economic instability, major hostilities or terrorism; significant sales to a limited number of customers in our U.S. market; our ability to successfully bid for suitable acquisition targets or licensing opportunities, or to consummate and integrate acquisitions; implementation of a new enterprise resource planning system that, if deficient, could materially and adversely affect our operations and/or the effectiveness of our internal controls; and our prospects and opportunities for growth if we sell assets;
  compliance, regulatory and litigation matters, including: costs and delays resulting from the extensive governmental regulation to which we are subject; the effects of reforms in healthcare regulation and reductions in pharmaceutical pricing, reimbursement and coverage; increased legal and regulatory action in connection with public concern over the abuse of opioid medications in the U.S.; governmental investigations into selling and marketing practices; potential liability for patent infringement; product liability claims; increased government scrutiny of our patent settlement agreements; failure to comply with complex Medicare and Medicaid reporting and payment obligations; and environmental risks;
  other financial and economic risks, including: our exposure to currency fluctuations and restrictions as well as credit risks; potential impairments of our intangible assets; potential significant increases in tax liabilities; and the effect on our overall effective tax rate of the termination or expiration of governmental programs or tax benefits, or of a change in our business;

and other factors discussed in this press release, in our Quarterly Report on Form 10-Q for the second quarter of 2019 and in our Annual Report on Form 10-K for the year ended December 31, 2018, including in the sections captioned "Risk Factors” and “Forward Looking Statements.” Forward-looking statements speak only as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statements or other information contained herein, whether as a result of new information, future events or otherwise. You are cautioned not to put undue reliance on these forward-looking statements.

Consolidated Statements of Income
(U.S. dollars in millions, except share and per share data)

		Three months ended		Six months ended
		June 30,		June 30,
		2019	2018	2019	2018
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenues		4,337	4,701	8,632	9,766
Cost of sales		2,443	2,668	4,883	5,418
Gross profit		1,893	2,033	3,749	4,348
Research and development expenses		276	290	537	607
Selling and marketing expenses		666	682	1,313	1,420
General and administrative expenses		296	316	589	645
Intangible assets impairment		561	521	1,030	727
Goodwill impairment		-	120	-	300
Other asset impairments, restructuring and other items		101	194	103	695
Legal settlements and loss contingencies		646	20	703	(1,258)
Other income		(9)	(96)	(15)	(299)
Operating income (loss)		(644)	(14)	(510)	1,511
Financial expenses – net		206	236	425	507
Income (loss) before income taxes		(850)	(250)	(934)	1,004
Income taxes		(179)	(76)	(170)	(30)
Share in losses (income) of associated companies- net		-	(8)	4	66
Net income (loss)		(671)	(166)	(768)	968
Net income attributable to non-controlling interests		18	10	26	24
Net income (loss) attributable to Teva		(689)	(176)	(794)	944
Dividends on preferred shares		-	65	-	130
Net income (loss) attributable to Teva's ordinary shareholders		(689)	(241)	(794)	814

Earnings (loss) per share attributable to ordinary shareholders:	Basic ($)	(0.63)	(0.24)	(0.73)	0.80
	Diluted ($)	(0.63)	(0.24)	(0.73)	0.80
Weighted average number of shares (in millions):	Basic	1,092	1,018	1,091	1,018
	Diluted	1,092	1,018	1,091	1,020

Non-GAAP net income attributable to ordinary shareholders:*		653	794	1,306	1,748
Non-GAAP net income attributable to ordinary shareholders for diluted earnings per share:		653	794	1,306	1,748

Non-GAAP earnings per share attributable to ordinary shareholders:*	Basic ($)	0.60	0.78	1.20	1.72
	Diluted ($)	0.60	0.78	1.20	1.71

Non-GAAP average number of shares (in millions):	Basic	1,092	1,018	1,091	1,018
	Diluted	1,093	1,021	1,093	1,020

* See reconciliation attached.

Condensed Consolidated Balance Sheets
(U.S. dollars in millions)
(Unaudited)

	June 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	2,165	1,782
Trade receivables	5,260	5,822
Inventories	4,850	4,731
Prepaid expenses	1,069	899
Other current assets	437	468
Assets held for sale	24	92
Total current assets	13,805	13,794
Deferred income taxes	317	368
Other non-current assets	721	731
Property, plant and equipment, net	6,732	6,868
Operating lease right-of-use assets	500	-
Identifiable intangible assets, net	12,435	14,005
Goodwill	24,913	24,917
Total assets	59,424	60,683

LIABILITIES & EQUITY
Current liabilities:
Short-term debt	2,771	2,216
Sales reserves and allowances	6,054	6,711
Trade payables	1,806	1,853
Employee-related obligations	587	870
Accrued expenses	2,335	1,868
Other current liabilities	899	804
Total current liabilities	14,452	14,322

Long-term liabilities:
Deferred income taxes	1,698	2,140
Other taxes and long-term liabilities	1,642	1,727
Senior notes and loans	25,955	26,700
Operating lease liabilities	426	-
Total long-term liabilities	29,721	30,567
Equity:
Teva shareholders’ equity	14,122	14,707
Non-controlling interests	1,128	1,087
Total equity	15,251	15,794
Total liabilities and equity	59,424	60,683

TEVA PHARMACEUTICAL INDUSTRIES LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(U.S. dollars in millions)
(Unaudited)

	Six months ended		Three months ended
	June 30,		June 30,
	2019	2018	2019	2018
Operating activities:
Net income (loss)	$(768)	$968	$(671)	$(166)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Net change in operating assets and liabilities	(1,056)	(1,268)	(251)	(676)
Impairment of long-lived assets	1,097	980	608	548
Depreciation and amortization	893	986	450	479
Deferred income taxes – net and uncertain tax positions	(362)	(489)	(329)	(268)
Stock-based compensation	64	77	30	47
Other items	11	44	(72)	60
Net gain from sale of long-lived assets and investments	6	(88)	8	18
Goodwill impairment	-	300	-	120
Impairment of equity investment	-	94	-	-
In-process research and development	-	54	-	-
Net cash provided by (used in) operating activities	(115)	1,658	(227)	162

Investing activities:
Beneficial interest collected in exchange for securitized trade receivables	746	970	384	526
Purchases of property, plant and equipment	(237)	(299)	(112)	(136)
Proceeds from sales of business, investments and long-lived assets	134	841	121	17
Other investing activities	59	(11)	36	(1)
Purchases of investments and other assets	(1)	(56)	-	-
Net cash provided by investing activities	701	1,445	429	406

Financing activities:
Repayment of senior notes and loans and other long-term liabilities	(157)	(6,289)	(31)	(46)
Tax withholding payments made on shares and dividends	(52)	(22)	-	-
Other financing activities	(13)	(10)	(3)	(5)
Net change in short-term debt	(2)	(261)	(1)	-
Proceeds from senior notes and loans, net of issuance costs	-	4,435	-	(5)
Net cash used in financing activities	(224)	(2,147)	(35)	(56)
Translation adjustment on cash and cash equivalents	21	(58)	25	(69)
Net change in cash and cash equivalents	383	898	192	443
Balance of cash and cash equivalents at beginning of period	1,782	963	1,973	1,418

Balance of cash and cash equivalents at end of period	$2,165	$1,861	$2,165	$1,861

Non-cash financing and investing activities:
Beneficial interest obtained in exchange for securitized trade receivables	$770	$968	$374	$417

	Three Months Ended June 30, 2019
	U.S. $ and shares in millions (except per share amounts)
	GAAP	Excluded for non-GAAP measurement											Non-GAAP

		Amortization of purchased intangible assets	Legal settlements and loss contingencies	Impairment of long-lived assets	Restructuring costs	Costs related to regulatory actions taken in facilities	Equity compensation	Contingent consideration	Gain on sale of business	Other non GAAP items	Other items	Corresponding tax effect
Cost of sales	2,443	249				12	7			26			2,149
R&D expenses	276						6			-			271
S&M expenses	666	35					10						621
G&A expenses	296						12			(2)			286
Other (income) expense	(9)								(9)				(0)
Legal settlements and loss contingencies	646		646										-
Other assets impairments, restructuring and other items	101			48	47			24		(18)			-
Intangible assets impairment	561			561									-
Financial expenses, net	206										8		198
Income taxes	(179)											(312)	134
Net income (loss) attributable to non-controlling interests	18										(8)		26
Total reconciled items		285	646	609	47	12	35	24	(9)	6	(0)	(312)

EPS - Basic	(0.63)											1.23	0.60
EPS - Diluted	(0.63)											1.23	0.60

	The non-GAAP diluted weighted average number of shares was 1,093 million for the three months ended June 30, 2019.

	Six Months Ended June 30, 2019
	U.S. $ and shares in millions (except per share amounts)
	GAAP	Excluded for non-GAAP measurement													Non-GAAP

		Amortization of purchased intangible assets	Legal settlements and loss contingencies	Impairment of long-lived assets	Acquisition, integration and related expenses	Restructuring costs	Costs related to regulatory actions taken in facilities	Equity compensation	Contingent consideration	Gain on sale of business	Other non GAAP items	Other items	Corresponding tax effect	Unusual tax item*
Cost of sales	4,883	497					16	14			61				4,294
R&D expenses	537							11			0				525
S&M expenses	1,313	71						20			-				1,223
G&A expenses	589							24			(1)				566
Other (income) expense	(15)									(9)					(6)
Legal settlements and loss contingencies	703		703												-
Other assets impairments, restructuring and other items	103			68	2	79			(47)		1				(0)
Intangible assets impairment	1,030			1,030											-
Financial expenses, net	425											6			419
Corresponding tax effect	(170)												(490)	61	259
Share in losses of associated companies – net	4											-			4
Net income (loss) attributable to non-controlling interests	26											(16)			42
Total reconciled items		568	703	1,097	2	79	16	69	(47)	(9)	60	(10)	(490)	61

EPS - Basic	(0.73)													1.93	1.20
EPS - Diluted	(0.73)													1.93	1.20

	The non-GAAP diluted weighted average number of shares was 1,091 million for the six months ended June 30, 2019.

	Three Months Ended June 30, 2018
	U.S. $ and shares in millions (except per share amounts)
	GAAP	Excluded for non-GAAP measurement											Non-GAAP

		Amortization of purchased intangible assets	Legal settlements and loss contingencies	Impairment of long-lived assets	Acquisition, integration and related expenses	Restructuring costs	Costs related to regulatory actions taken in facilities	Equity compensation	Contingent consideration	Other non GAAP items	Other items	Corresponding tax effect
Cost of sales	2,668	261					4	9		32			2,362
R&D expenses	290							9		-			281
S&M expenses	682	41						12		(5)			634
G&A expenses	316							17		7			292
Other (income) expense	(96)									10			(106)
Legal settlements and loss contingencies	20		20										-
Other assets impairments, restructuring and other items	194			27	3	107			47	10			-
Intangible assets impairment	521			521									-
Goodwill impairment	120			120									-
Financial expenses, net	236										(2)		238
Income taxes	(76)											(203)	127
Share in losses of associated companies – net	(8)										-		(8)
Net income (loss) attributable to non-controlling interests	10										(12)		22
Total reconciled items		302	20	668	3	107	4	47	47	54	(14)	(203)

EPS - Basic	(0.24)											1.02	0.78
EPS - Diluted	(0.24)											1.02	0.78

	The non-GAAP diluted weighted average number of shares was 1,021 million for the three months ended June 30, 2018.

	Six Months Ended June 30, 2018
	U.S. $ and shares in millions (except per share amounts)
	GAAP	Excluded for non-GAAP measurement												Non-GAAP

		Amortization of purchased intangible assets	Legal settlements and loss contingencies	Impairment of long-lived assets	Other R&D expenses	Acquisition, integration and related expenses	Restructuring costs	Costs related to regulatory actions taken in facilities	Equity compensation	Contingent consideration	Other non GAAP items	Other items	Corresponding tax effect
Cost of sales	5,418	525						5	15		64			4,809
R&D expenses	607				22				14		1			570
S&M expenses	1,420	87							21		(4)			1,316
G&A expenses	645								27		4			614
Other (income) expense	(299)										(83)			(216)
Legal settlements and loss contingencies	(1,258)		(1,258)											-
Other assets impairments, restructuring and other items	695			253		5	354			55	28			-
Intangible assets impairment	727			727										-
Goodwill impairment	300			300										-
Financial expenses, net	507											66		441
Corresponding tax effect	(30)												(368)	338
Share in losses of associated companies – net	66											94		(28)
Net income (loss) attributable to non-controlling interests	24											(20)		44

Total reconciled items		612	(1,258)	1,280	22	5	354	5	77	55	10	140	(368)
EPS - Basic	0.80												0.92	1.72
EPS - Diluted	0.80												0.91	1.71

	The non-GAAP diluted weighted average number of shares was 1,020 million for the six months ended June 30, 2018.

	Segment Information

	North America		Europe		International Markets
	Three months ended June 30,		Three months ended June 30,		Three months ended June 30,
	2019	2018	2019	2018	2019	2018

	(U.S. $ in millions)		(U.S. $ in millions)		(U.S. $ in millions)

Revenues	$2,071	$2,263	$1,183	$1,328	$741	$789
Gross profit	1,067	1,179	674	727	312	328
R&D expenses	175	182	70	73	24	25
S&M expenses	269	272	216	233	119	130
G&A expenses	117	103	70	78	34	37
Other (income) expense	2	(100)	1	(3)	(1)	(3)
Segment profit	$504	$722	$316	$346	$136	$139

	Segment Information

	North America		Europe		International Markets
	Six months ended June 30,		Six months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018	2019	2018

	(U.S. $ in millions)		(U.S. $ in millions)		(U.S. $ in millions)

Revenues	$4,118	$4,794	$2,448	$2,770	$1,409	$1,539
Gross profit	2,107	2,582	1,404	1,519	582	641
R&D expenses	340	370	136	146	46	49
S&M expenses	537	548	431	483	234	264
G&A expenses	230	229	119	169	70	78
Other income	(2)	(202)	(1)	(2)	(1)	(11)
Segment profit	$1,001	$1,637	$719	$723	$233	$261

Reconciliation of our segment profit
to consolidated income before income taxes

	Three months ended
	June 30,
	2019	2018
	(U.S.$ in millions)

North America profit	$504	$722
Europe profit	316	346
International Markets profit	136	139
Total segment profit	956	1,207
Profit of other activities	55	31
	1,011	1,238
Amounts not allocated to segments:
Amortization	285	302
Other asset impairments, restructuring and other items	101	194
Goodwill impairment	-	120
Intangible asset impairments	561	521
Gain from divestitures, net of divestitures related costs	(9)	10
Costs related to regulatory actions taken in facilities	12	4
Legal settlements and loss contingencies	646	20
Other unallocated amounts	59	81

Consolidated operating income (loss)	(644)	(14)
Financial expenses, net	206	236
Consolidated income (loss) before income taxes	$(850)	$(250)

Reconciliation of our segment profit
to consolidated income before income taxes

	Six months ended
	June 30,
	2019	2018
	(U.S.$ in millions)

North America profit	$1,001	$1,637
Europe profit	719	723
International Markets profit	233	261
Total segment profit	1,954	2,621
Profit of other activities	76	52
	2,029	2,673
Amounts not allocated to segments:
Amortization	568	612
Other asset impairments, restructuring and other items	103	695
Goodwill impairment	-	300
Intangible asset impairments	1,030	727
Gain on divestitures, net of divestitures related costs	(9)	(83)
Other R&D expenses	§	22
Costs related to regulatory actions taken in facilities	16	5
Legal settlements and loss contingencies	703	(1,258)
Other unallocated amounts	129	142

Consolidated operating income (loss)	(510)	1,511
Financial expenses, net	425	507
Consolidated income (loss) before income taxes	$(934)	$1,004

§ Represents an amount less than $1 million.

Revenues by Activity and Geographical Area
(Unaudited)

	Three months ended
	June 30,		Percentage Change
	2019	2018	2018-2019
	(U.S.$ in millions)
North America segment
Generic products	$946	$947	§
COPAXONE	274	464	(41%)
TREANDA/BENDEKA	115	160	(28%)
ProAir*	65	115	(44%)
QVAR	60	30	103%
AJOVY	23	-	NA
AUSTEDO	96	44	117%
Anda	351	320	10%
Other	141	183	(23%)
Total	2,071	2,263	(8%)

	Three months ended
	June 30,		Percentage Change
	2019	2018	2018-2019
	(U.S.$ in millions)
Europe segment
Generic products	$844	$907	(7%)
COPAXONE	107	140	(24%)
Respiratory products	89	106	(16%)
Other	143	175	(18%)
Total	1,183	1,328	(11%)

	Three months ended
	June 30,		Percentage Change
	2019	2018	2018-2019
	(U.S.$ in millions)
International Markets segment
Generic products	$489	$537	(9%)
COPAXONE	13	22	(40%)
Distribution	164	154	6%
Other	75	76	(1%)
Total	741	789	(6%)

§ Represents an amount less than 0.5%.
*Does not include sales of ProAir authorized generic, which are included under generics

Revenues by Activity and Geographical Area
(Unaudited)

	Six months ended
	June 30,		Percentage Change
	2019	2018	2018-2019
	(U.S.$ in millions)
North America segment
Generic products	$1,913	$2,035	(6%)
COPAXONE	482	940	(49%)
TREANDA/BENDEKA	229	341	(33%)
ProAir*	123	245	(50%)
QVAR	124	137	(10%)
AJOVY	43	-	N/A
AUSTEDO	171	74	130%
ANDA	729	651	12%
Other	305	372	(18%)
Total	4,118	4,794	(14%)

	Six months ended
	June 30,		Percentage Change
	2019	2018	2018-2019
	(U.S.$ in millions)
Europe segment
Generic products	$1,763	$1,904	(7%)
COPAXONE	221	293	(25%)
Respiratory products	181	219	(18%)
Other	283	354	(20%)
Total	2,448	2,770	(12%)

	Six months ended
	June 30,		Percentage Change
	2019	2018	2018-2019
	(U.S.$ in millions)
International Markets segment
Generic products	$930	$1,025	(9%)
COPAXONE	27	38	(31%)
Distribution	315	307	3%
Other	137	168	(19%)
Total	1,409	1,539	(8%)

*Does not include sales of ProAir authorized generic, which are included under generics

Free cash flow reconciliation
(Unaudited)

	Three months ended June 30,
	2019	2018

	(U.S. $ in millions)

Net cash provided by operating activities	(227)	162
Beneficial interest collected in exchange for securitized trade receivables, included in investing activities	384	526
capital expenditures	(112)	(136)
Proceeds from sale of property, plant and equipment, intangible assets and companies	123	7
Free cash flow	$168	$559

Free cash flow reconciliation
(Unaudited)

	Six months ended June 30,
	2019	2018

	(U.S. $ in millions)

Net cash provided by operating activities	(115)	1,658
Beneficial interest collected in exchange for securitized trade receivables, included in investing activities	746	970
capital expenditures	(237)	(299)
Proceeds from sale of property, plant and equipment, intangible assets and companies	134	124
Free cash flow	$528	$2,453

Contacts

IR Contacts
United States
Kevin C. Mannix
(215) 591-8912

Ran Meir
972 (3) 926-7516

PR Contacts
United States
Kelley Dougherty
(973) 832-2810

Israel
Yonatan Beker
972 (54) 888 5898